As Filed With the Securities and Exchange Commission
on November 9, 2012

Registration No. 333-144204
Registration No. 333-29209

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
Form S-8 Registration Statement No. 333-144204
POST-EFFECTIVE AMENDMENT NO. 1 TO
Form S-8 Registration Statement No. 333-29209

UNDER
THE SECURITIES ACT OF 1933

FIRST PULASKI NATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Tennessee	62-1110294
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

206 South First Street Pulaski, Tennessee 38478
(Address of Principal Executive Offices) (Zip Code)

FIRST PULASKI NATIONAL CORPORATION 2007 EQUITY INCENTIVE PLAN FIRST PULASKI NATIONAL CORPORATION 1997 STOCK OPTION PLAN
(Full title of the plan)

Mark A. Hayes Chief Executive Officer First Pulaski National Corporation 206 South First Street Pulaski, Tennessee 38478
(Name and address of agent for service)

(931) 363-2585
(Telephone number, including area code, of agent for service)

Copy to:

D. Scott Holley, Esq. Bass, Berry & Sims PLC 150 Third Avenue South, Suite 2800 Nashville, Tennessee 37201 (615) 742-6200

EXPLANATORY NOTE

            First Pulaski National Corporation (the "Registrant") is filing this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to deregister shares of its common stock, $1.00 par value (the "Common Stock"), originally registered by the Registrant pursuant to the following Registration Statements on Form S-8 (collectively, the "Prior Registration Statements") for offer or sale pursuant to the Registrant's 2007 Equity Incentive Plan and the Registrant's 1997 Stock Option Plan (collectively, the "Prior Plans").

  Registration No. 333-144204 filed June 29, 2007 registering 100,000 shares of Common Stock, and
  Registration No. 333-29209 filed June 13, 1997 registering 100,000 shares of Common Stock.

            The Registrant has terminated all offerings of Common Stock pursuant to the Prior Registration Statements. Accordingly, and in accordance with an undertaking made by the Registrant in each of the Prior Registration Statements, the Registrant hereby removes from registration any and all shares of Common Stock originally reserved for issuance under the Prior Plans and registered under the Prior Registration Statements which are unsold as of the date hereof.

SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pulaski, State of Tennessee, on this 9th day of November, 2012.

                                                                                                                FIRST PULASKI NATIONAL CORPORATION

                                                                                                                By: /s/Mark A. Hayes
                                                                                                                       Mark A. Hayes
                                                                                                                       Chief Executive Officer

            Pursuant to the requirements of the Securities Act of 1933, these Post-Effective Amendments to the Registration Statement have been signed by the following persons in the capacities and on the dates indicated below.
Signature	Title	Date

/s/Mark A. Hayes Mark A. Hayes	Chairman of the Board & CEO, and Director (Principal Executive Officer)	November 9, 2012

/s/Tracy Porterfield Tracy Porterfield	Chief Financial Officer, Secretary/Treasurer (Principal Financial Officer and Accounting Officer)	November 9, 2012

/s/David E. Bagley David E. Bagley	Director	November 9, 2012

/s/James K. Blackburn, IV James K. Blackburn, IV	Director	November 9, 2012

/s/Wade Boggs Wade Boggs	Director	November 9, 2012

/s/James H. Butler James H. Butler	Director	November 9, 2012

/s/William Lyman Cox William Lyman Cox	Director	November 9, 2012

/s/Greg G. Dugger Greg G. Dugger, DDS	Director	November 9, 2012

/s/Charles D. Haney Charles D. Haney, MD	Director	November 9, 2012

/s/Donald A Haney Donald A. Haney	Director	November 9, 2012

/s/Linda Lee Rogers Linda Lee Rogers	Director	November 9, 2012

/s/R. Whitney Stevens, Jr. R. Whitney Stevens, Jr.	Director	November 9, 2012

/s/Larry K. Stewart Larry K. Stewart	Director	November 9, 2012

/s/Bill Yancey Bill Yancey	Director	November 9, 2012